UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

PHILLIPS EDISON - ARC GROCERY CENTER REIT II, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Phillips Edison - ARC Grocery Center REIT II, Inc.
Proxy Reminder
Annual Meeting of Stockholders July 9, 2014

Dear Stockholder:

You recently received proxy materials regarding your investment(s) held with Phillips Edison - ARC Grocery Center REIT II, Inc. The Annual Stockholders Meeting will be held on Wednesday, July 9, 2014.

According to our latest records, we have not received your proxy vote for this Annual Meeting. Your vote is important, no matter how many shares you own. A majority of the shares of Phillips Edison - ARC Grocery Center REIT II, Inc. must be present in person or by proxy in order to vote on the proposal at the Annual Meeting.

Voting is quick and easy:

•	You may vote your proxy via the Internet at www.2voteproxy.com/ph2 and type in your control number located on your proxy card;

•	You may vote via touch-tone phone by dialing 1-(800)-830-3542 and type in your control number located on your proxy card; or

•	You may cast your vote by mail. Sign, date and vote your proxy card and enclose it in the postage paid envelope provided in this package, allowing sufficient time for receipt by us by July 9, 2014.

•	Dial the toll-free number 1-(855)-200-1235 and a proxy voting specialist will assist you with voting your shares. Specialists are available Monday through Friday, 9:00 a.m. to 6:00 p.m. Eastern Time.

Your vote is very important! Your immediate response is much appreciated.

Sincerely,

Phillips Edison - ARC Grocery Center REIT II, Inc.